Exhibit 5.1

                        OPINION OF CARY V. SORENSEN, ESQ.



                                                               December 24, 2003

Tengasco, Inc.
603 Main Avenue
Suite 500
Knoxville, TN 37902

Gentlemen:

     I have acted as counsel to Tengasco, Inc., a Tennessee corporation (the "Company"), in connection with the Registration Statement on Form S-1,
Registration No. 333-109784 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the registration and sale by the Company of 12,100,000 rights to purchase 36,300,000 shares (the "Shares") of common stock, par value $.001 per share, of the Company, including the registration and sale of the Shares.

     In connection with the foregoing, I have examined originals or copies, satisfactory to me, of the Company's Restated Certificate of Incorporation and Bylaws. I also have reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original documents of all documents submitted to me as copies or facsimiles. As to any facts materials to such opinion, I have, to the extent that relevant facts were not independently established by me, relied on certificates of public officials and certificates of officers or other representatives of the Company.

     Based upon and subject to the foregoing and compliance with applicable state securities laws, I am of the opinion that the Shares will be, if and when issued and sold as contemplated in the Registration Statement, validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to me under the capital "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, including Item 509 of Regulation S-K.



                                            Very truly yours,



                                                 /s/ Cary V. Sorensen
                                            -----------------------------------
                                                 Cary V. Sorensen, Esq.